                                                           EXHIBIT NO. EX-99.g.1
                              CUSTODY AGREEMENT

                            Dated October 30, 1995

                                   Between

                                UMB BANK, N.A.

                                     and

                             JONES & BABSON FUNDS

                                   Table of Contents

    SECTION                                                                       PAGE
    -------                                                                       ----

         1. Appointment of Custodian                                                 1

         2. Definitions                                                              1
            (a) Securities                                                           1
            (b) Assets                                                               2
            (c) Instructions and Special Instructions                                2

         3. Delivery of Corporate Documents                                          2

         4. Powers and Duties of Custodian and Domestic Subcustodian                 3
            (a) Safekeeping                                                          4
            (b) Manner of Holding Securities                                         4
            (c) Free Delivery of Assets                                              5
            (d) Exchange of Securities                                               6
            (e) Purchases of Assets                                                  6
            (f) Sales of Assets                                                      7
            (g) Options                                                              7
            (h) Futures Contracts                                                    8
            (i) Segregated Accounts                                                  9
            (j) Depository Receipts                                                  9
            (k) Corporate Actions, Put Bonds, Called Bonds, Etc.                     9
            (l) Interest Bearing Deposits                                           10
            (m) Foreign Exchange Transactions                                       10
            (n) Pledges or Loans of Securities                                      11
            (o) Stock Dividends, Rights, Etc.                                       12
            (p) Routine Dealings                                                    12
            (q) Collections                                                         12
            (r) Bank Accounts                                                       13
            (s) Dividends, Distributions and Redemptions                            13
            (t) Proceeds from Shares Sold                                           13
            (u) Proxies and Notices; Compliance with the Shareholders
                  Communication Act of 1985                                         13
            (v) Books and Records                                                   14
            (w) Opinion of Fund's Independent Certified Public Accountants          14
            (x) Reports by Independent Certified Public Accountants                 14
            (y) Bills and Others Disbursements                                      14

         5. Subcustodians                                                           15
            (a) Domestic Subcustodians                                              15
            (b) Foreign Subcustodians                                               15
            (c) Interim Subcustodians                                               16
            (d) Special Subcustodians                                               16
            (e) Termination of a Subcustodian                                       17
            (f) Certification Regarding Foreign Subcustodians                       17

         6. Standard of Care                                                        17
            (a) General Standard of Care                                            17
            (b) Actions Prohibited by Applicable Law, Events Beyond                 17
            Custodian's Control, Armed

                  Conflict, Sovereign Risk, etc.
            (c) Liability for Past Records                                          18
            (d) Advice of Counsel                                                   18
            (e) Advice of the Fund and Others                                       18
            (f) Instructions Appearing to be Genuine                                18
            (g) Exceptions from Liability                                           19

         7. Liability of the Custodian for Actions of Others                        19
            (a) Domestic Subcustodians                                              19
            (b) Liability for Acts and Omissions of Foreign Subcustodians           19
            (c) Securities Systems, Interim Subcustodians, Special                  20
            Subcustodians, Securities
                  Depositories and Clearing Agencies
            (d) Defaults or Insolvencies of Brokers, Banks, Etc.                    20
            (e) Reimbursement of Expenses                                           20

         8. Indemnification                                                         20
            (a) Indemnification by Fund                                             20
            (b) Indemnification by Custodian                                        21

         9. Advances                                                                21

        10. Liens                                                                   21

        11. Compensation                                                            22

        12. Powers of Attorney                                                      22

        13. Termination and Assignment                                              22

        14. Additional Funds                                                        23

        15. Notices                                                                 23

        16. Miscellaneous                                                           23

                                  CUSTODY AGREEMENT

      This agreement made as of this 30th day of October, 1995, between UMB
                                     -------------------------
Bank, n.a., a national banking association with its principal place of business located at Kansas City, Missouri (hereinafter "Custodian"), and each of the Funds which have executed the signature page hereof together with such additional Funds which shall be made parties to this Agreement by the execution of a separate signature page hereto (individually, a "Fund" and collectively, the "Funds").

      WITNESSETH:

      WHEREAS, each Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended; and

      WHEREAS, each Fund desires to appoint Custodian as its custodian for the custody of Assets (as hereinafter defined) owned by such Fund which
Assets are to be held in such accounts as such Fund may establish from time to time; and

      WHEREAS, Custodian is willing to accept such appointment on the terms and conditions hereof.

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1.  APPOINTMENT OF CUSTODIAN.
    ------------------------

      Each Fund hereby constitutes and appoints the Custodian as custodian of
Assets belonging to each such Fund which have been or may be from time to time deposited with the Custodian.  Custodian accepts such appointment as a custodian and agrees to perform the duties and responsibilities of Custodian as set forth herein on the conditions set forth herein.

2.  DEFINITIONS.
    -----------

      For purposes of this Agreement, the following terms shall have the meanings so indicated:

      (a)  "Security" or "Securities" shall mean stocks, bonds, bills, rights, script, warrants, interim certificates and all negotiable or nonnegotiable paper commonly known as Securities and other instruments or obligations.

      (b)  "Assets" shall mean Securities, monies and other property held by the Custodian for the benefit of a Fund.

      (c)(1)  "Instructions", as used herein, shall mean: (i) a tested telex, a written (including, without limitation, facsimile transmission) request, direction, instruction or certification signed or initialed by or on behalf of a Fund by an Authorized Person; (ii) a telephonic or other oral communication from a person the Custodian reasonably believes to be an
Authorized Person; or (iii) a communication effected directly between an electro-mechanical or electronic device or system (including, without limitation, computers) on behalf of a Fund.  Instructions in the form of oral communications shall be confirmed by the appropriate Fund by tested telex or in writing in the manner

set forth in clause (i) above, but the lack of such
confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral Instructions prior to the Custodian's receipt of such confirmation.  Each Fund authorizes the Custodian to record any and all telephonic or other oral Instructions communicated to the Custodian.

      (c)(2)  "Special Instructions", as used herein, shall mean Instructions countersigned or confirmed in writing by the Treasurer or any Assistant
Treasurer of a Fund or any other person designated by the Treasurer of such
Fund in writing, which countersignature or confirmation shall be included on the same instrument containing the Instructions or on a separate instrument relating thereto.

      (c)(3)  Instructions and Special Instructions shall be delivered to the
Custodian at the address and/or telephone, facsimile transmission or telex number agreed upon from time to time by the Custodian and each Fund.

      (c)(4)  Where appropriate, Instructions and Special Instructions shall be continuing instructions.

3.  DELIVERY OF CORPORATE DOCUMENTS.
    -------------------------------

      Each of the parties to this Agreement represents that its execution does not violate any of the provisions of its respective charter, articles of incorporation, articles of association or bylaws and all required corporate action to authorize the execution and delivery of this Agreement has been taken.

      Each Fund has furnished the Custodian with copies, properly certified or authenticated, with all amendments or supplements thereto, of the following documents:

      (a)  Certificate of Incorporation (or equivalent document) of the Fund as in effect on the date hereof;

      (b)  By-Laws of the Fund as in effect on the date hereof;

      (c)  Resolutions of the Board of Directors of the Fund appointing the
         Custodian and approving the form of this Agreement; and

      (d)  The Fund's current prospectus and statements of additional information.

      Each Fund shall promptly furnish the Custodian with copies of any updates, amendments or supplements to the foregoing documents.

      In addition, each Fund has delivered or will promptly deliver to the
Custodian, copies of the Resolution(s) of its Board of Directors or Trustees
and all amendments or supplements thereto, properly certified or authenticated, designating certain officers or employees of each such Fund who will have continuing authority to certify to the Custodian: (a) the names, titles, signatures and scope of authority of all persons authorized to give Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of each Fund, and (b) the names, titles and signatures of those persons authorized to countersign or confirm Special
Instructions on behalf of each Fund (in both cases collectively, the
"Authorized Persons" and individually, an "Authorized Person").  Such
Resolutions and certificates may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Custodian of a similar
Resolution or certificate to the contrary.  Upon delivery of a certificate which deletes or does not include the name(s) of a person previously authorized to give Instructions or to countersign or confirm Special
Instructions, such persons shall no longer be considered an Authorized Person authorized to give Instructions or to countersign or confirm Special
Instructions.  Unless the certificate specifically requires that the approval of anyone else will first have been obtained, the Custodian will be under no obligation to inquire into the right of the person giving such Instructions or Special Instructions to do so.

Notwithstanding any of the foregoing, no
Instructions or Special Instructions received by the Custodian from a Fund will be deemed to authorize or permit any director, trustee, officer, employee, or agent of such Fund to withdraw any of the Assets of such Fund upon the mere receipt of such authorization, Special Instructions or
Instructions from such director, trustee, officer, employee or agent.

4.  POWERS AND DUTIES OF CUSTODIAN AND DOMESTIC SUBCUSTODIAN.
    --------------------------------------------------------

      Except for Assets held by any Subcustodian appointed pursuant to
Sections 5(b), (c), or (d) of this Agreement, the Custodian shall have and perform the powers and duties hereinafter set forth in this Section 4.  For purposes of this Section 4 all references to powers and duties of the
"Custodian" shall also refer to any Domestic Subcustodian appointed pursuant to Section 5(a).

      (a)  Safekeeping.
           -----------

      The Custodian will keep safely the Assets of each Fund which are delivered to it from time to time.  The Custodian shall not be responsible for any property of a Fund held or received by such Fund and not delivered to the Custodian.

      (b)  Manner of Holding Securities.
           ----------------------------

          (1)  The Custodian shall at all times hold Securities of each Fund either: (i) by physical possession of the share certificates or other instruments representing such Securities in registered or bearer form; or
(ii) in book-entry form by a Securities System (as hereinafter defined) in accordance with the provisions of sub-paragraph (3) below.

          (2)  The Custodian may hold registrable portfolio Securities which have been delivered to it in physical form, by registering the same in the name of the appropriate Fund or its nominee, or in the name of the Custodian or its nominee, for whose actions such Fund and Custodian, respectively, shall be fully responsible.  Upon the receipt of Instructions, the Custodian shall hold such Securities in street certificate form, so called, with or without any indication of fiduciary capacity.  However, unless it receives
Instructions to the contrary, the Custodian will register all such portfolio
Securities in the name of the Custodian's authorized nominee.  All such
Securities shall be held in an account of the Custodian containing only assets of the appropriate Fund or only assets held by the Custodian as a fiduciary, provided that the records of the Custodian shall indicate at all times the Fund or other customer for which such Securities are held in such accounts and the respective interests therein.

          (3)  The Custodian may deposit and/or maintain domestic Securities owned by a Fund in, and each Fund hereby approves use of:  (a) The Depository
Trust Company; (b) The Participants Trust Company; and (c) any book-entry system as provided in (i) Subpart O of Treasury Circular No. 300, 31 CFR
306.115, (ii) Subpart B of Treasury Circular Public Debt Series No. 27-76, 31
CFR 350.2, or (iii) the book-entry regulations of federal agencies substantially in the form of 31 CFR 306.115.  Upon the receipt of Special
Instructions, the Custodian may deposit and/or maintain domestic Securities owned by a Fund in any other domestic clearing agency registered with the
Securities and Exchange Commission ("SEC") under Section 17A of the
Securities Exchange Act of 1934 (or as may otherwise be authorized by the SEC to serve in the capacity of depository or clearing agent for the Securities or other assets of investment companies) which acts as a Securities depository.  Each of the foregoing shall be referred to in this Agreement as a "Securities System", and all such Securities Systems shall be listed on the attached Appendix A.  Use of a Securities System shall be in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

             (i)  The Custodian may deposit the Securities directly or
through one or more agents or Subcustodians which are also qualified to act as custodians for investment companies.

             (ii)  The Custodian shall deposit and/or maintain the Securities in a Securities System, provided that such Securities are represented in an account ("Account") of the Custodian in the Securities System that includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

             (iii)  The books and records of the Custodian shall at all times identify those Securities belonging to any one or more Funds which are maintained in a Securities System.

             (iv)  The Custodian shall pay for Securities purchased for the account of a Fund only upon (a) receipt of advice from the Securities System that such Securities have been transferred to the Account of the Custodian in accordance with the rules of the Securities System, and (b) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Fund.  The Custodian shall transfer Securities sold for the account of a Fund only upon (a) receipt of advice from the Securities
System that payment for such Securities has been transferred to the Account of the Custodian in accordance with the rules of the Securities System, and
(b) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Fund.  Copies of all advices from the Securities System relating to transfers of Securities for the account of a Fund shall be maintained for such Fund by the Custodian.  The
Custodian shall deliver to a Fund on the next succeeding business day daily transaction reports which shall include each day's transactions in the
Securities System for the account of such Fund.  Such transaction reports shall be delivered to such Fund or any agent designated by such Fund pursuant to Instructions, by computer or in such other manner as such Fund and
Custodian may agree.

             (v)  The Custodian shall, if requested by a Fund pursuant to
Instructions, provide such Fund with reports obtained by the Custodian or any
Subcustodian with respect to a Securities System's accounting system, internal accounting control and procedures for safeguarding Securities deposited in the Securities System.

             (vi)  Upon receipt of Special Instructions, the Custodian shall terminate the use of any Securities System on behalf of a Fund as promptly as practicable and shall take all actions reasonably practicable to safeguard the Securities of such Fund maintained with such Securities System.

    (c)  Free Delivery of Assets.
         -----------------------

    Notwithstanding any other provision of this Agreement and except as provided in Section 3 hereof, the Custodian, upon receipt of Special
Instructions, will undertake to make free delivery of Assets, provided such
Assets are on hand and available, in connection with a Fund's transactions and to transfer such Assets to such broker, dealer, Subcustodian, bank, agent, Securities System or otherwise as specified in such Special
Instructions.

    (d)  Exchange of Securities.
         ----------------------

    Upon receipt of Instructions, the Custodian will exchange portfolio
Securities held by it for a Fund for other Securities or cash paid in connection with any reorganization, recapitalization, merger, consolidation, or conversion of convertible Securities, and will deposit any such Securities in accordance with the terms of any reorganization or protective plan.

    Without Instructions, the Custodian is authorized to exchange Securities held by it in temporary form for Securities in definitive form, to surrender
Securities for transfer into a name or nominee name as permitted in Section
4(b)(2), to effect an exchange of shares in a stock split or when the par value of the stock is changed, to sell any fractional shares, and, upon receiving payment therefor, to surrender bonds or other Securities held by it at maturity or call.

    (e)  Purchases of Assets.
         -------------------

      (1)  Securities Purchases.  In accordance with Instructions, the
           --------------------
Custodian shall, with respect to a purchase of Securities, pay for such
Securities out of monies held for a Fund's account for which the purchase was made, but only insofar as monies are available therein for such purpose, and receive the portfolio Securities so purchased.  Unless the Custodian has received Special Instructions to the contrary, such payment will be made only upon receipt of Securities by the Custodian, a clearing corporation of a national Securities exchange of which the Custodian is a member, or a
Securities System in accordance with the provisions of Section 4(b)(3)
hereof.  Notwithstanding the foregoing, upon receipt of Instructions: (i) in connection with a repurchase agreement, the Custodian may release funds to a
Securities System prior to the receipt of advice from the Securities System that the Securities underlying such repurchase agreement have been transferred by book-entry into the Account maintained with such Securities
System by the Custodian, provided that the Custodian's instructions to the
Securities System require that the Securities System may make payment of such funds to the other party to the repurchase agreement only upon transfer by book-entry of the Securities underlying the repurchase agreement into such
Account; (ii) in the case of Interest Bearing Deposits, currency deposits, and other deposits, foreign exchange transactions, futures contracts or options, pursuant to Sections 4(g), 4(h), 4(l), and 4(m) hereof, the
Custodian may make payment therefor before receipt of an advice of transaction; and (iii) in the case of Securities as to which payment for the
Security and receipt of the instrument evidencing the Security are under generally accepted trade practice or the terms of the instrument representing the Security expected to take place in different locations or through separate parties, such as commercial paper which is indexed to foreign currency exchange rates, derivatives and similar Securities, the Custodian may make payment for such Securities prior to delivery thereof in accordance with such generally accepted trade practice or the terms of the instrument representing such Security.

      (2)  Other Assets Purchased.  Upon receipt of Instructions and except
           ----------------------
as otherwise provided herein, the Custodian shall pay for and receive other
Assets for the account of a Fund as provided in Instructions.

    (f)   Sales of Assets.
          ---------------

      (1)  Securities Sold.  In accordance with Instructions, the Custodian
           ---------------
will, with respect to a sale, deliver or cause to be delivered the Securities thus designated as sold to the broker or other person specified in the
Instructions relating to such sale.  Unless the Custodian has received
Special Instructions to the contrary, such delivery shall be made only upon receipt of payment therefor in the form of: (a) cash, certified check, bank cashier's check, bank credit, or bank wire transfer; (b) credit to the account of the Custodian with a clearing corporation of a national Securities exchange of

which the Custodian is a member; or (c) credit to the Account of the Custodian with a Securities System, in accordance with the provisions of
Section 4(b)(3) hereof.  Notwithstanding the foregoing, Securities held in physical form may be delivered and paid for in accordance with "street delivery custom" to a broker or its clearing agent, against delivery to the
Custodian of a receipt for such Securities, provided that the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or return of, such Securities by the broker or its clearing agent, and provided further that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent or for any related loss arising from delivery or custody of such Securities prior to receiving payment therefor.

      (2) Other Assets Sold.  Upon receipt of Instructions and except as
          -----------------
otherwise provided herein, the Custodian shall receive payment for and deliver other Assets for the account of a Fund as provided in Instructions.

    (g)  Options.
         -------

      (1)  Upon receipt of Instructions relating to the purchase of an option or sale of a covered call option, the Custodian shall:  (a) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of the option by a Fund; (b) if the transaction involves the sale of a covered call option, deposit and maintain in a segregated account the
Securities (either physically or by book-entry in a Securities System)
subject to the covered call option written on behalf of such Fund; and (c)
pay, release and/or transfer such Securities, cash or other Assets in accordance with any notices or other communications evidencing the expiration, termination or exercise of such options which are furnished to the Custodian by the Options Clearing Corporation (the "OCC"), the securities or options exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions.

      (2)  Upon receipt of Instructions relating to the sale of a naked option (including stock index and commodity options), the Custodian, the appropriate Fund and the broker-dealer shall enter into an agreement to comply with the rules of the OCC or of any registered national securities exchange or similar organizations(s).  Pursuant to that agreement and such
Fund's Instructions, the Custodian shall:  (a) receive and retain confirmations or other documents, if any, evidencing the writing of the option; (b) deposit and maintain in a segregated account, Securities (either physically or by book-entry in a Securities System), cash and/or other
Assets; and (c) pay, release and/or transfer such Securities, cash or other
Assets in accordance with any such agreement and with any notices or other communications evidencing the expiration, termination or exercise of such option which are furnished to the Custodian by the OCC, the securities or options exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions.
The appropriate Fund and the broker-dealer shall be responsible for determining the quality and quantity of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.

    (h)  Futures Contracts.
         -----------------

    Upon receipt of Instructions, the Custodian shall enter into a futures margin procedural agreement among the appropriate Fund, the Custodian and the designated futures commission merchant (a "Procedural Agreement").  Under the
Procedural Agreement the Custodian shall:  (a) receive and retain confirmations, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by such Fund; (b) deposit and maintain in a segregated account cash, Securities and/or other Assets designated as initial, maintenance or variation "margin" deposits intended to secure such
Fund's performance of its obligations under any futures contracts purchased or sold, or any options on futures contracts written by such Fund, in accordance with the provisions of any Procedural Agreement designed to comply with the provisions of the Commodity Futures Trading Commission and/or any
commodity exchange or contract market (such as the Chicago Board of Trade), or any similar organization(s), regarding such margin deposits; and (c)
release Assets from and/or transfer Assets into such margin accounts only in accordance with any such Procedural Agreements.  The appropriate Fund and such futures commission merchant shall be responsible for determining the type and amount of Assets held in the segregated account or paid to the broker-dealer in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms.

    (i)  Segregated Accounts.
         -------------------

    Upon receipt of Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of a Fund, into which account or accounts may be transferred Assets of such Fund, including Securities maintained by the Custodian in a Securities System pursuant to Paragraph (b)(3) of this Section 4, said account or accounts to be maintained (i) for the purposes set forth in Sections 4(g), 4(h) and 4(n)
and (ii) for the purpose of compliance by such Fund with the procedures required by the SEC Investment Company Act Release Number 10666 or any
subsequent release or releases relating to the maintenance of segregated accounts by registered investment companies, or (iii) for such other purposes as may be set forth, from time to time, in Special Instructions.  The
Custodian shall not be responsible for the determination of the type or amount of Assets to be held in any segregated account referred to in this paragraph, or for compliance by the Fund with required procedures noted in
(ii) above.

    (j)  Depository Receipts.
         -------------------

    Upon receipt of Instructions, the Custodian shall surrender or cause to be surrendered Securities to the depository used for such Securities by an issuer of American Depository Receipts or International Depository Receipts
(hereinafter referred to, collectively, as "ADRs"), against a written receipt therefor adequately describing such Securities and written evidence satisfactory to the organization surrendering the same that the depository has acknowledged receipt of instructions to issue ADRs with respect to such
Securities in the name of the Custodian or a nominee of the Custodian, for delivery in accordance with such instructions.

    Upon receipt of Instructions, the Custodian shall surrender or cause to be surrendered ADRs to the issuer thereof, against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the organization surrendering the same that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the
Securities underlying such ADRs in accordance with such instructions.

    (k)  Corporate Actions, Put Bonds, Called Bonds, Etc.
         ------------------------------------------------

    Upon receipt of Instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar Securities to the issuer or trustee thereof
(or to the agent of such issuer or trustee) for the purpose of exercise or sale, provided that the new Securities, cash or other Assets, if any, acquired as a result of such actions are to be delivered to the Custodian;
and (b) deposit Securities upon invitations for tenders thereof, provided that the consideration for such Securities is to be paid or delivered to the
Custodian, or the tendered Securities are to be returned to the Custodian.

    Notwithstanding any provision of this Agreement to the contrary, the
Custodian shall take all necessary action, unless otherwise directed to the contrary in Instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and shall notify the appropriate Fund of such action in writing by facsimile transmission or in such other manner as such Fund and
Custodian may agree in writing.

    The Fund agrees that if it gives an Instruction for the performance of an act on the last permissible date of a period established by any optional offer or on the last permissible date for the performance of such act, the
Fund shall hold the Bank harmless from any adverse consequences in connection with acting upon or failing to act upon such Instructions.

    (l)  Interest Bearing Deposits.
         -------------------------

    Upon receipt of Instructions directing the Custodian to purchase interest bearing fixed term and call deposits (hereinafter referred to, collectively, as "Interest Bearing Deposits") for the account of a Fund, the Custodian shall purchase such Interest Bearing Deposits in the name of such Fund with such banks or trust companies, including the Custodian, any Subcustodian or any subsidiary or affiliate of the Custodian (hereinafter referred to as
"Banking Institutions"), and in such amounts as such Fund may direct pursuant to Instructions.  Such Interest Bearing Deposits may be denominated in U.S.
dollars or other currencies, as such Fund may determine and direct pursuant to Instructions.  The responsibilities of the Custodian to a Fund for
Interest Bearing Deposits issued by the Custodian shall be that of a U.S.
bank for a similar deposit.  With respect to Interest Bearing Deposits other than those issued by the Custodian, (a) the Custodian shall be responsible for the collection of income and the transmission of cash to and from such accounts; and (b) the Custodian shall have no duty with respect to the selection of the Banking Institution or for the failure of such Banking
Institution to pay upon demand.

    (m)  Foreign Exchange Transactions.
         -----------------------------

      (l)  Each Fund hereby appoints the Custodian as its agent in the execution of all currency exchange transactions.  The Custodian agrees to provide exchange rate and U.S. Dollar information, in writing, to the Funds.
Such information shall be supplied by the Custodian at least by the business day prior to the value date of the foreign exchange transaction, provided that the Custodian receives the request for such information at least two business days prior to the value date of the transaction.

      (2)  Upon receipt of Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Fund with such currency brokers or Banking Institutions as such Fund may determine and direct pursuant to Instructions.  If, in its Instructions, a Fund does not direct the Custodian to utilize a particular currency broker or Banking
Institution, the Custodian is authorized to select such currency broker or
Banking Institution as it deems appropriate to execute the Fund's foreign currency transaction.

      (3)  Each Fund accepts full responsibility for its use of third party foreign exchange brokers and for execution of said foreign exchange contracts and understands that the Fund shall be responsible for any and all costs and interest charges which may be incurred as a result of the failure or delay of its third party broker to deliver foreign exchange.  The Custodian shall have no responsibility or liability with respect to the selection of the currency brokers or Banking Institutions with which a Fund deals or the performance of such brokers or Banking Institutions.

      (4)  Notwithstanding anything to the contrary contained herein, upon receipt of Instructions the Custodian may, in connection with a foreign exchange contract, make free outgoing payments of cash in the form of U.S.
Dollars or foreign currency prior to receipt of confirmation of such foreign exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.

      (5)  The Custodian shall not be obligated to enter into foreign exchange transactions as principal.  However, if the Custodian has made available to a Fund its services as a principal in foreign exchange transactions

and subject to any separate agreement between the parties relating to such transactions, the Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of the Fund, with the Custodian as principal.

    (n)  Pledges or Loans of Securities.
         ------------------------------

      (1)  Upon receipt of Instructions from a Fund, the Custodian will release or cause to be released Securities held in custody to the pledgees designated in such Instructions by way of pledge or hypothecation to secure loans incurred by such Fund with various lenders including but not limited to
UMB Bank, n.a.; provided, however, that the Securities shall be released only upon payment to the Custodian of the monies borrowed, except that in cases where additional collateral is required to secure existing borrowings, further Securities may be released or delivered, or caused to be released or delivered for that purpose upon receipt of Instructions.  Upon receipt of
Instructions, the Custodian will pay, but only from funds available for such purpose, any such loan upon re-delivery to it of the Securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.  In lieu of delivering collateral to a pledgee, the Custodian, on the receipt of Instructions, shall transfer the pledged Securities to a segregated account for the benefit of the pledgee.

      (2)  Upon receipt of Special Instructions, and execution of a separate
Securities Lending Agreement, the Custodian will release Securities held in custody to the borrower designated in such Instructions and may, except as otherwise provided below, deliver such Securities prior to the receipt of collateral, if any, for such borrowing, provided that, in case of loans of
Securities held by a Securities System that are secured by cash collateral, the Custodian's instructions to the Securities System shall require that the
Securities System deliver the Securities of the appropriate Fund to the borrower thereof only upon receipt of the collateral for such borrowing.  The
Custodian shall have no responsibility or liability for any loss arising from the delivery of Securities prior to the receipt of collateral.  Upon receipt of Instructions and the loaned Securities, the Custodian will release the collateral to the borrower.

    (o)  Stock Dividends, Rights, Etc.
         -----------------------------

    The Custodian shall receive and collect all stock dividends, rights, and other items of like nature and, upon receipt of Instructions, take action with respect to the same as directed in such Instructions.

    (p)  Routine Dealings.
         ----------------

    The Custodian will, in general, attend to all routine and mechanical matters in accordance with industry standards in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with Securities or other property of each Fund except as may be otherwise provided in this
Agreement or directed from time to time by Instructions from any particular
Fund.  The Custodian may also make payments to itself or others from the
Assets for disbursements and out-of-pocket expenses incidental to handling
Securities or other similar items relating to its duties under this
Agreement, provided that all such payments shall be accounted for to the appropriate Fund.

    (q)  Collections.
         -----------

    The Custodian shall (a) collect amounts due and payable to each Fund with respect to portfolio Securities and other Assets; (b) promptly credit to the account of each Fund all income and other payments relating to portfolio
Securities and other Assets held by the Custodian hereunder upon Custodian's receipt of such income or payments or as otherwise agreed in writing by the
Custodian and any particular Fund; (c) promptly endorse and deliver any instruments required to effect such collection; and (d) promptly execute ownership and other certificates and affidavits for all federal, state, local and foreign tax purposes in connection with receipt of income or other payments with respect to portfolio Securities and other Assets, or in connection with the transfer of such Securities or other Assets; provided, however, that with respect to portfolio Securities registered in so-called street name, or physical Securities with variable interest rates, the
Custodian shall use its best efforts to collect amounts due and payable to any such Fund.  The Custodian shall notify a Fund in writing by facsimile transmission or in such other manner as such Fund and Custodian may agree in writing if any amount payable with respect to portfolio Securities or other
Assets is not received by the Custodian when due.  The Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio Securities or other Assets that are in default.

    (r)  Bank Accounts.
         -------------

    Upon Instructions, the Custodian shall open and operate a bank account or accounts on the books of the Custodian; provided that such bank account(s)
shall be in the name of the Custodian or a nominee thereof, for the account of one or more Funds, and shall be subject only to draft or order of the
Custodian.  The responsibilities of the Custodian to any one or more such
Funds for deposits accepted on the Custodian's books shall be that of a U.S.
bank for a similar deposit.

    (s)  Dividends, Distributions and Redemptions.
         ----------------------------------------

    To enable each Fund to pay dividends or other distributions to shareholders of each such Fund and to make payment to shareholders who have requested repurchase or redemption of their shares of each such Fund
(collectively, the "Shares"), the Custodian shall release cash or Securities insofar as available.  In the case of cash, the Custodian shall, upon the receipt of Instructions, transfer such funds by check or wire transfer to any account at any bank or trust company designated by each such Fund in such
Instructions.  In the case of Securities, the Custodian shall, upon the receipt of Special Instructions, make such transfer to any entity or account designated by each such Fund in such Special Instructions.

    (t)  Proceeds from Shares Sold.
         -------------------------

    The Custodian shall receive funds representing cash payments received for shares issued or sold from time to time by each Fund, and shall credit such funds to the account of the appropriate Fund.  The Custodian shall notify the appropriate Fund of Custodian's receipt of cash in payment for shares issued by such Fund by facsimile transmission or in such other manner as such Fund and the Custodian shall agree.  Upon receipt of Instructions, the Custodian shall: (a) deliver all federal funds received by the Custodian in payment for shares as may be set forth in such Instructions and at a time agreed upon between the Custodian and such Fund; and (b) make federal funds available to a Fund as of specified times agreed upon from time to time by such Fund and the Custodian, in the amount of checks received in payment for shares which are deposited to the accounts of such Fund.

    (u)  Proxies and Notices; Compliance with the Shareholders Communication
         --------------------------------------------------------------------
Act of 1985.
-----------

    The Custodian shall deliver or cause to be delivered to the appropriate
Fund all forms of proxies, all notices of meetings, and any other notices or announcements affecting or relating to Securities owned by such Fund that are received by the Custodian, any Subcustodian, or any nominee of either of them, and, upon receipt of Instructions, the Custodian shall execute and deliver, or cause such Subcustodian or nominee to execute and deliver, such proxies or other authorizations as may be required.  Except as directed pursuant to Instructions, neither the Custodian nor any Subcustodian or nominee shall vote upon any such Securities, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto.

    The Custodian will not release the identity of any Fund to an issuer which requests such information pursuant to the Shareholder Communications
Act of 1985 for the specific purpose of direct communications between such issuer and any such Fund unless a particular Fund directs the Custodian otherwise in writing.

    (v)  Books and Records.
         -----------------

    The Custodian shall maintain such records relating to its activities under this Agreement as are required to be maintained by Rule 31a-1 under the
Investment Company Act of 1940 ("the 1940 Act") and to preserve them for the periods prescribed in Rule 31a-2 under the 1940 Act.  These records shall be open for inspection by duly authorized officers, employees or agents
(including independent public accountants) of the appropriate Fund during normal business hours of the Custodian.

    The Custodian shall provide accountings relating to its activities under this Agreement as shall be agreed upon by each Fund and the Custodian.

    (w)  Opinion of Fund's Independent Certified Public Accountants.
         ----------------------------------------------------------

    The Custodian shall take all reasonable action as each Fund may request to obtain from year to year favorable opinions from each such Fund's independent certified public accountants with respect to the Custodian's activities hereunder and in connection with the preparation of each such
Fund's periodic reports to the SEC and with respect to any other requirements of the SEC.

    (x)  Reports by Independent Certified Public Accountants.
         ---------------------------------------------------

    At the request of a Fund, the Custodian shall deliver to such Fund a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this
Agreement, including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding cash, Securities and other Assets, including cash, Securities and other Assets deposited and/or maintained in a Securities System or with a Subcustodian.  Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by such Fund and as may reasonably be obtained by the Custodian.

    (y)  Bills and Other Disbursements.
         -----------------------------

    Upon receipt of Instructions, the Custodian shall pay, or cause to be paid, all bills, statements, or other obligations of a Fund.

5.  SUBCUSTODIANS.
    -------------

    From time to time, in accordance with the relevant provisions of this
Agreement, the Custodian may appoint one or more Domestic Subcustodians,
Foreign Subcustodians, Special Subcustodians, or Interim Subcustodians (as
each are hereinafter defined) to act on behalf of any one or more Funds.  A
Domestic Subcustodian, in accordance with the provisions of this Agreement, may also appoint a Foreign Subcustodian, Special Subcustodian, or Interim
Subcustodian to act on behalf of any one or more Funds.  For purposes of this
Agreement, all Domestic Subcustodians, Foreign Subcustodians, Special
Subcustodians and Interim Subcustodians shall be referred to collectively as
"Subcustodians".

    (a)  Domestic Subcustodians.
         ----------------------

    The Custodian may, at any time and from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act or any trust company or other entity, any of which meet the requirements of a custodian under Section 17(f)
of the 1940 Act and the rules and regulations thereunder, to act for the
Custodian on behalf of any one or more Funds as a subcustodian for purposes of holding Assets of such Fund(s) and performing other functions of the
Custodian within the United States (a "Domestic Subcustodian").  Each Fund
shall approve in writing the appointment of the proposed Domestic
Subcustodian; and the Custodian's appointment of any such Domestic
Subcustodian shall not be effective without such prior written approval of the Fund(s).  Each such duly approved Domestic Subcustodian shall be listed on Appendix A attached hereto, as it may be amended, from time to time.

    (b)  Foreign Subcustodians.
         ---------------------

    The Custodian may at any time appoint, or cause a Domestic Subcustodian to appoint, any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under Section 17(f) of the 1940 Act and the rules and regulations thereunder to act for the Custodian on behalf of any one or more Funds as a subcustodian or sub-subcustodian (if appointed by a Domestic Subcustodian) for purposes of holding Assets of the Fund(s) and performing other functions of the Custodian in countries other than the
United States of America (hereinafter referred to as a "Foreign Subcustodian"
in the context of either a subcustodian or a sub-subcustodian); provided that the Custodian shall have obtained written confirmation from each Fund of the approval of the Board of Directors or other governing body of each such Fund
(which approval may be withheld in the sole discretion of such Board of
Directors or other governing body or entity) with respect to (i) the identity of any proposed Foreign Subcustodian (including branch designation), (ii) the country or countries in which, and the securities depositories or clearing agencies (hereinafter "Securities Depositories and Clearing Agencies"), if
any, through which, the Custodian or any proposed Foreign Subcustodian is authorized to hold Securities and other Assets of each such Fund, and (iii)
the form and terms of the subcustodian agreement to be entered into with such proposed Foreign Subcustodian.  Each such duly approved Foreign Subcustodian and the countries where and the Securities Depositories and Clearing Agencies through which they may hold Securities and other Assets of the Fund(s) shall be listed on Appendix A attached hereto, as it may be amended, from time to time.  Each Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Foreign Subcustodian is authorized to act, in order that there shall be sufficient time for the Custodian, or any Domestic
Subcustodian, to effect the appropriate arrangements with a proposed Foreign
Subcustodian, including obtaining approval as provided in this Section 5(b).
In connection with the appointment of any Foreign Subcustodian, the Custodian shall, or shall cause the Domestic Subcustodian to, enter into a subcustodian agreement with the Foreign Subcustodian in form and substance approved by each such Fund.  The Custodian shall not consent to the amendment of, and shall cause any Domestic Subcustodian not to consent to the amendment of, any agreement entered into with a Foreign Subcustodian, which materially affects any Fund's rights under such agreement, except upon prior written approval of such Fund pursuant to Special Instructions.

    (c)  Interim Subcustodians.
         ---------------------

    Notwithstanding the foregoing, in the event that a Fund shall invest in an Asset to be held in a country in which no Foreign Subcustodian is authorized to act, the Custodian shall notify such Fund in writing by facsimile transmission or in such other manner as such Fund and the Custodian shall agree in writing of the unavailability of an approved Foreign
Subcustodian in such country; and upon the receipt of Special Instructions from such Fund, the Custodian shall, or shall cause its Domestic Subcustodian to, appoint or approve an entity (referred to herein as an "Interim
Subcustodian") designated in such Special Instructions to hold such Security or other Asset.

    (d)  Special Subcustodians.
         ---------------------

    Upon receipt of Special Instructions, the Custodian shall, on behalf of a
Fund, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act for the Custodian on behalf of such Fund as a subcustodian for purposes of: (i) effecting third-party repurchase transactions with banks, brokers, dealers or other entities through the use of a common custodian or subcustodian; (ii) providing depository and clearing agency services with respect to certain variable rate demand note Securities,
(iii) providing depository and clearing agency services with respect to dollar denominated Securities, and (iv) effecting any other transactions designated by such Fund in such Special Instructions.  Each such designated subcustodian (hereinafter referred to as a "Special Subcustodian") shall be listed on Appendix A attached hereto, as it may be amended from time to time.  In connection with the appointment of any Special Subcustodian, the
Custodian shall enter into a subcustodian agreement with the Special
Subcustodian in form and substance approved by the appropriate Fund in
Special Instructions.  The Custodian shall not amend any subcustodian agreement entered into with a Special Subcustodian, or waive any rights under such agreement, except upon prior approval pursuant to Special Instructions.

    (e)  Termination of a Subcustodian.
         -----------------------------

    The Custodian may, at any time in its discretion upon notification to the appropriate Fund(s), terminate any Subcustodian of such Fund(s) in accordance with the termination provisions under the applicable subcustodian agreement, and upon the receipt of Special Instructions, the Custodian will terminate any Subcustodian in accordance with the termination provisions under the applicable subcustodian agreement.

    (f)  Certification Regarding Foreign Subcustodians.
         ---------------------------------------------

    Upon request of a Fund, the Custodian shall deliver to such Fund a certificate stating:  (i) the identity of each Foreign Subcustodian then acting on behalf of the Custodian; (ii) the countries in which and the
Securities

Depositories and Clearing Agencies through which each such Foreign
Subcustodian is then holding cash, Securities and other Assets of such Fund;
and (iii) such other information as may be requested by such Fund, and as the
Custodian shall be reasonably able to obtain, to evidence compliance with rules and regulations under the 1940 Act.

6.   STANDARD OF CARE.
     ----------------

    (a)  General Standard of Care.
         ------------------------

    The Custodian shall be liable to a Fund for all losses, damages and reasonable costs and expenses suffered or incurred by such Fund resulting from the negligence or willful misfeasance of the Custodian; provided, however, in no event shall the Custodian be liable for special, indirect or consequential damages arising under or in connection with this Agreement.

    (b)  Actions Prohibited by Applicable Law, Events Beyond Custodian's
         ---------------------------------------------------------------
Control, Sovereign Risk, Etc.
----------------------------

    In no event shall the Custodian or any Domestic Subcustodian incur liability hereunder (i) if the Custodian or any Subcustodian or Securities
System, or any subcustodian, Securities System, Securities Depository or
Clearing Agency utilized by the Custodian or any such Subcustodian, or any nominee of the Custodian or any Subcustodian (individually, a "Person") is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of: (a) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction (and neither the Custodian nor any other Person shall be obligated to take any action contrary thereto); or (b) any event beyond the control of the Custodian or other Person such as armed conflict, riots, strikes, lockouts, labor disputes, equipment or transmission failures, natural disasters, or failure of the mails, transportation, communications or power supply; or (ii) for any loss, damage, cost or expense resulting from
"Sovereign Risk."  A "Sovereign Risk" shall mean nationalization, expropriation, currency devaluation, revaluation or fluctuation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting a
Fund's Assets; or acts of armed conflict, terrorism, insurrection or revolution; or any other act or event beyond the Custodian's or such other
Person's control.

    (c)  Liability for Past Records.
         --------------------------

    Neither the Custodian nor any Domestic Subcustodian shall have any liability in respect of any loss, damage or expense suffered by a Fund, insofar as such loss, damage or expense arises from the performance of the
Custodian or any Domestic Subcustodian in reliance upon records that were maintained for such Fund by entities other than the Custodian or any Domestic
Subcustodian prior to the Custodian's employment hereunder.

    (d)  Advice of Counsel.
         -----------------

    The Custodian and all Domestic Subcustodians shall be entitled to receive and act upon advice of counsel of its own choosing on all matters.  The
Custodian and all Domestic Subcustodians shall be without liability for any actions taken or omitted in good faith pursuant to the advice of counsel.

    (e)  Advice of the Fund and Others.
         -----------------------------

    The Custodian and any Domestic Subcustodian may rely upon the advice of any Fund and upon statements of such Fund's accountants and other persons believed by it in good faith to be expert in matters upon which they are consulted, and neither the Custodian nor any Domestic Subcustodian shall be liable for any actions taken or omitted, in good faith, pursuant to such advice or statements.

    (f)  Instructions Appearing to be Genuine.
         ------------------------------------

    The Custodian and all Domestic Subcustodians shall be fully protected and indemnified in acting as a custodian hereunder upon any Resolutions of the
Board of Directors or Trustees, Instructions, Special Instructions, advice, notice, request, consent, certificate, instrument or paper appearing to it to be genuine and to have been properly executed and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained from any Fund hereunder a certificate signed by any officer of such Fund authorized to countersign or confirm Special Instructions.

    (g)  Exceptions from Liability.
         -------------------------

    Without limiting the generality of any other provisions hereof, neither the Custodian nor any Domestic Subcustodian shall be under any duty or obligation to inquire into, nor be liable for:

        (i) the validity of the issue of any Securities purchased by or for any Fund, the legality of the purchase thereof or evidence of ownership required to be received by any such Fund, or the propriety of the decision to purchase or amount paid therefor;

        (ii)  the legality of the sale of any Securities by or for any Fund, or the propriety of the amount for which the same were sold; or

        (iii)  any other expenditures, encumbrances of Securities, borrowings or similar actions with respect to any Fund's Assets;

and may, until notified to the contrary, presume that all Instructions or
Special Instructions received by it are not in conflict with or in any way contrary to any provisions of any such Fund's Declaration of Trust,
Partnership Agreement, Articles of Incorporation or By-Laws or votes or proceedings of the shareholders, trustees, partners or directors of any such
Fund, or any such Fund's currently effective Registration Statement on file with the SEC.

7.  LIABILITY OF THE CUSTODIAN FOR ACTIONS OF OTHERS.
    ------------------------------------------------

    (a)  Domestic Subcustodians
         ----------------------

    The Custodian shall be liable for the acts or omissions of any Domestic
Subcustodian to the same extent as if such actions or omissions were performed by the Custodian itself.

    (b)  Liability for Acts and Omissions of Foreign Subcustodians.
         ---------------------------------------------------------

    The Custodian shall be liable to a Fund for any loss or damage to such
Fund caused by or resulting from the acts or omissions of any Foreign
Subcustodian to the extent that, under the terms set forth in the subcustodian agreement between the Custodian or a Domestic Subcustodian and such Foreign Subcustodian, the Foreign Subcustodian has failed to perform in accordance with the standard of conduct imposed under such subcustodian agreement and the Custodian or Domestic Subcustodian recovers from the
Foreign Subcustodian under the applicable subcustodian agreement.

    (c)  Securities Systems, Interim Subcustodians, Special Subcustodians,
         ------------------------------------------------------------------
Securities Depositories and Clearing Agencies.
---------------------------------------------

    The Custodian shall not be liable to any Fund for any loss, damage or expense suffered or incurred by such Fund resulting from or occasioned by the actions or omissions of a Securities System, Interim Subcustodian, Special
Subcustodian, or Securities Depository and Clearing Agency unless such loss, damage or expense is caused by, or results from, the negligence or willful misfeasance of the Custodian.

    (d)  Defaults or Insolvencies of Brokers, Banks, Etc.
         -----------------------------------------------

    The Custodian shall not be liable for any loss, damage or expense suffered or incurred by any Fund resulting from or occasioned by the actions, omissions, neglects, defaults or insolvency of any broker, bank, trust company
or any other person with whom the Custodian may deal (other than any of such entities acting as a Subcustodian, Securities System or Securities Depository
and Clearing Agency, for whose actions the liability of the Custodian is set out elsewhere in this Agreement) unless such loss, damage or expense is caused by, or results from, the negligence or willful misfeasance of the
Custodian.

    (e)  Reimbursement of Expenses.
         -------------------------

    Each Fund agrees to reimburse the Custodian for all out-of-pocket expenses incurred by the Custodian in connection with this Agreement, but excluding salaries and usual overhead expenses.

8.  INDEMNIFICATION.
    ---------------

    (a)  Indemnification by Fund.
         -----------------------

    Subject to the limitations set forth in this Agreement, each Fund agrees to indemnify and hold harmless the Custodian and its nominees from all losses, damages and expenses (including attorneys' fees) suffered or incurred by the Custodian or its nominee caused by or arising from actions taken by the Custodian, its employees or agents in the performance of its duties and obligations under this Agreement, including, but not limited to, any indemnification obligations undertaken by the Custodian under any relevant subcustodian agreement; provided, however, that such indemnity shall not apply to the extent the Custodian is liable under Sections 6 or 7 hereof.

    If any Fund requires the Custodian to take any action with respect to
Securities, which action involves the payment of money or which may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to such Fund being liable for the payment of money or incurring liability of some other form, such Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

    (b)  Indemnification by Custodian.
         ----------------------------

    Subject to the limitations set forth in this Agreement and in addition to the obligations provided in Sections 6 and 7, the Custodian agrees to indemnify and hold harmless each Fund from all losses, damages and expenses suffered or incurred by each such Fund caused by the negligence or willful misfeasance of the Custodian.

9.  ADVANCES.
    --------

    In the event that, pursuant to Instructions, the Custodian or any
Subcustodian, Securities System, or Securities Depository or Clearing Agency
acting either directly or indirectly under agreement with the Custodian (each of which for purposes of this Section 9 shall be referred to as "Custodian"), makes any payment or transfer of funds on behalf of any Fund as to which there would be, at the close of business on the date of such payment or transfer,

insufficient funds held by the Custodian on behalf of any such
Fund, the Custodian may, in its discretion without further Instructions, provide an advance ("Advance") to any such Fund in an amount sufficient to allow the completion of the transaction by reason of which such payment or transfer of funds is to be made.  In addition, in the event the Custodian is directed by Instructions to make any payment or transfer of funds on behalf of any Fund as to which it is subsequently determined that such Fund has overdrawn its cash account with the Custodian as of the close of business on the date of such payment or transfer, said overdraft shall constitute an
Advance.  Any Advance shall be payable by the Fund on behalf of which the
Advance was made on demand by Custodian, unless otherwise agreed by such Fund and the Custodian, and shall accrue interest from the date of the Advance to the date of payment by such Fund to the Custodian at a rate agreed upon in writing from time to time by the Custodian and such Fund.  It is understood that any transaction in respect of which the Custodian shall have made an
Advance, including but not limited to a foreign exchange contract or transaction in respect of which the Custodian is not acting as a principal, is for the account of and at the risk of the Fund on behalf of which the
Advance was made, and not, by reason of such Advance, deemed to be a transaction undertaken by the Custodian for its own account and risk.  The
Custodian and each of the Funds which are parties to this Agreement acknowledge that the purpose of Advances is to finance temporarily the purchase or sale of Securities for prompt delivery in accordance with the settlement terms of such transactions or to meet emergency expenses not reasonably foreseeable by a Fund.  The Custodian shall promptly notify the appropriate Fund of any Advance.  Such notification shall be sent by facsimile transmission or in such other manner as such Fund and the Custodian may agree.

10.  LIENS.
     -----

    The Bank shall have a lien on the Property in the Custody Account to secure payment of fees and expenses for the services rendered under this
Agreement.  If the Bank advances cash or securities to the Fund for any purpose or in the event that the Bank or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of its duties hereunder, except such as may arise from its or its nominee's negligent action, negligent failure to act or willful misconduct, any Property at any time held for the Custody Account shall be security therefor and the Fund hereby grants a security interest therein to the Bank.  The Fund shall promptly reimburse the Bank for any such advance of cash or securities or any such taxes, charges, expenses, assessments, claims or liabilities upon request for payment, but should the
Fund fail to so reimburse the Bank, the Bank shall be entitled to dispose of such Property to the extent necessary to obtain reimbursement.  The Bank shall be entitled to debit any account of the Fund with the Bank including, without limitation, the Custody Account, in connection with any such advance and any interest on such advance as the Bank deems reasonable.

11.  COMPENSATION.
     ------------

    Each Fund will pay to the Custodian such compensation as is agreed to in writing by the Custodian and each such Fund from time to time.  Such compensation, together with all amounts for which the Custodian is to be reimbursed in accordance with Section 7(e), shall be billed to each such Fund and paid in cash to the Custodian.

12.  POWERS OF ATTORNEY.
     ------------------

    Upon request, each Fund shall deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any
Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement.

13.  TERMINATION AND ASSIGNMENT.
     --------------------------

    Any Fund or the Custodian may terminate this Agreement by notice in writing, delivered or mailed, postage prepaid (certified mail, return receipt requested) to the other not less than 90 days prior to the date upon which such termination shall take effect.  Upon termination of this Agreement, the appropriate Fund shall pay to the Custodian such fees as may be due the
Custodian hereunder as well as its reimbursable disbursements, costs and expenses paid or incurred.  Upon termination of this Agreement, the Custodian shall deliver, at the terminating party's expense, all Assets held by it hereunder to the appropriate Fund or as otherwise designated by such Fund by
Special Instructions.  Upon such delivery, the Custodian shall have no further obligations or liabilities under this Agreement except as to the final resolution of matters relating to activity occurring prior to the effective date of termination.

    This Agreement may not be assigned by the Custodian or any Fund without the respective consent of the other, duly authorized by a resolution by its
Board of Directors or Trustees.

14.  ADDITIONAL FUNDS.
     ----------------

    An additional Fund or Funds may become a party to this Agreement after the date hereof by an instrument in writing to such effect signed by such
Fund or Funds and the Custodian.  If this Agreement is terminated as to one or more of the Funds (but less than all of the Funds) or if an additional
Fund or Funds shall become a party to this Agreement, there shall be delivered to each party an Appendix #1 or an amended Appendix #1, signed by each of the additional Funds (if any) and each of the remaining Funds as well as the Custodian, deleting or adding such Fund or Funds, as the case may be.
The termination of this Agreement as to less than all of the Funds shall not affect the obligations of the Custodian and the remaining Funds hereunder as set forth on the signature page hereto and in Appendix #1 as revised from time to time.

15.  NOTICES.
     -------

    As to each Fund, notices, requests, instructions and other writings delivered to Jones & Babson, Inc, 700 Karnes Blvd., Kansas City, Missouri
64108, postage prepaid, or to such other address as any particular Fund may have designated to the Custodian in writing, shall be deemed to have been properly delivered or given to a Fund.

    Notices, requests, instructions and other writings delivered to the
Securities Administration Department of the Custodian at its office at 928
Grand Avenue, Kansas City, Missouri, or mailed postage prepaid, to the
Custodian's Securities Administration Department, Post Office Box 226, Kansas

City, Missouri 64141, or to such other addresses as the Custodian may have designated to each Fund in writing, shall be deemed to have been properly delivered or given to the Custodian hereunder; provided, however, that procedures for the delivery of Instructions and Special Instructions shall be governed by Section 2(c) hereof.

16.  MISCELLANEOUS.
     -------------

    (a)  This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of such state.

    (b)  All of the terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by the respective successors and assigns of the parties hereto.

    (c)  No provisions of this Agreement may be amended, modified or waived, in any manner except in writing, properly executed by both parties hereto;
provided, however, Appendix A may be amended from time to time as Domestic
Subcustodians, Foreign Subcustodians, Special Subcustodians, and Securities
Depositories and Clearing Agencies are approved or terminated according to the terms of this Agreement.

    (d)  The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

    (e)  This Agreement shall be effective as of the date of execution hereof.

    (f)  This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

    (g)  The following terms are defined terms within the meaning of this
Agreement, and the definitions thereof are found in the following sections of the Agreement:

Term                               Section
----                               -------
Account                            4(b)(3)(ii)
ADR'S                              4(j)
Advance                            9
Assets                             2(b)
Authorized Person                  3
Banking Institution                4(1)
Domestic Subcustodian              5(a)
Foreign Subcustodian               5(b)
Instruction                        2(c)(1)
Interim Subcustodian               5(c)
Interest Bearing Deposit           4(1)

Term                               Section
----                               -------

Liability                          10
OCC                                4(g)(2)
Person                             6(b)
Procedural Agreement               4(h)
SEC                                4(b)(3)
Securities                         2(a)
Securities Depositories and        5(b)
Clearing Agencies
Securities System                  4(b)(3)
Shares                             4(s)
Sovereign Risk                     6(b)
Special Instruction                2(c)(2)
Special Subcustodian               5(c)
Subcustodian                       5
1940 Act                           4(v)

      (h)  If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid by any court of competent jurisdiction, the remaining portion or portions shall be considered severable and shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term or provision held to be illegal or invalid.

      (i)  This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof, and accordingly supersedes, as of the effective date of this Agreement, any custodian agreement heretofore in effect between the Fund and the Custodian.

      IN WITNESS WHEREOF, the parties hereto have caused this Custody
Agreement to be executed by their respective duly authorized officers.

   JONES & BABSON FUNDS

   By: /s/P. Bradley Adams
   ------------------------------------

   Name:  P. Bradley Adams
   ------------------------------------

   Title:  Treasurer
   ------------------------------------

   Date:  October 30, 1995
   ------------------------------------

   UMB BANK, N.A.

   By:  /s/Ralph R. Santoro
   ------------------------------------

   Name:  Ralph R. Santoro
   ------------------------------------

   Title:  Vice President
   ------------------------------------

   Date:  October 30, 1995
   ------------------------------------

                                  APPENDIX A

                              CUSTODY AGREEMENT

DOMESTIC SUBCUSTODIANS:

         United Missouri Trust Company of New York

         Morgan Stanley Trust Company (Foreign Securities Only)

SECURITIES SYSTEMS:

         Federal Book Entry

         Depository Trust Company

         Participant's Trust Company

SPECIAL SUBCUSTODIANS:

                               SECURITIES DEPOSITORIES
COUNTRIES                 FOREIGN SUBCUSTODIANS    CLEARING AGENCIES
---------                 ------------------------------------------

                                                       Euroclear

   JONES & BABSON FUNDS

   By: /s/P. Bradley Adams
   ------------------------------------

   Name:  P. Bradley Adams
   ------------------------------------

   Title:  Treasurer
   ------------------------------------

   Date:  October 30, 1995
   ------------------------------------

   UMB BANK, N.A.

   By:  /s/Ralph R. Santoro
   ------------------------------------

   Name:  Ralph R. Santoro
   ------------------------------------

   Title:  Vice President
   ------------------------------------

   Date:  October 30, 1995
   ------------------------------------

                                 APPENDIX #1

                                UMB Bank, n.a.
                                     AND
                  UNITED MISSOURI TRUST COMPANY OF NEW YORK
                        DOMESTIC CUSTODY FEE AGREEMENT
                                   FOR THE
                       JONES AND BABSON FAMILY OF FUNDS

                            JONES AND BABSON FUNDS
                            ----------------------

                      David L. Babson Growth Fund, Inc.
                         Babson Enterprise Fund, Inc.
                       Babson Enterprise II, Fund, Inc.
                           Babson Value Fund, Inc.
                           Shadow Stock Fund, Inc.
            D. L. Babson Tax-Free Income Fund, Inc. - Portfolio S
            D. L. Babson Tax-Free Income Fund, Inc. - Portfolio L
            D. L. Babson Tax-Free Income Fund, Inc. - Portfolio M
            D. L. Babson Money Market Fund, Inc. - Prime Portfolio
           D. L. Babson Money Market Fund, Inc. - Federal Portfolio
                  D. L. Babson Bond Trust - Short Portfolio
                   D. L. Babson Bond Trust - Long Portfolio

                         Buffalo Balanced Fund, Inc.
                          Buffalo Equity Fund, Inc.
                          Buffalo Global Fund, Inc.
                        Buffalo High Yield Fund, Inc.
                         Buffalo Small Cap Fund, Inc.

                AFBA Five Star Fund, Inc. - Balanced Portfolio
                 AFBA Five Star Fund, Inc. - Equity Portfolio
               AFBA Five Star Fund, Inc. - USA Global Portfolio
               AFBA Five Star Fund, Inc. - High Yield Portfolio

Jones & Babson                            UMB Bank, n.a.

By:      /s/P. Bradley Adams              By:      /s/Ralph R. Santoro
         ---------------------                     ---------------------
Name:    P. Bradley Adams                 Name:    Ralph R. Santoro
         ---------------------                     ---------------------
Title:   Treasurer                        Title:   Vice President
         ---------------------                     ---------------------

Date:    October 30, 1995                 Date:    October 30, 1995
         ---------------------                     ---------------------

 APPENDIX B

                              CUSTODY AGREEMENT

      The following open-end management investment companies ("Funds") are hereby made parties to the Custody Agreement dated  October 30, 1995, with
UMB Bank, n.a. ("Custodian") and Jones & Babson, Inc., and agree to be bound by all the terms and conditions contained in said Agreement:

Babson Fund Group:
   D. L. Babson Tax-Free Income Fund, Inc.
   D. L. Babson Money Market Fund, Inc.
   D. L. Babson Bond Trust
   David L. Babson Growth Fund, Inc.
   Babson Enterprise Fund, Inc.
   Babson Enterprise II Fund, Inc.
   Babson Value Fund, Inc.
   Shadow Stock Fund, Inc.
Buffalo Fund Group:
   Buffalo Balanced Fund, Inc.
   Buffalo Equity Fund, Inc.
   Buffalo Global Fund, Inc.
   Buffalo High Yield Fund, Inc.
   Buffalo Small Cap Fund, Inc.
Investors Mark Series Fund, Inc.:
   Investors Mark Value Fund
   Investors Mark Balanced Fund
   Investors Mark Large Cap Growth Fund
   Investors Mark Small Cap Equity Fund
   Investors Mark Growth and Income Fund
J&B Fund Group:
   J&B Small-Cap Aggressive Growth Fund
   J&B Mid-Cap Aggressive Growth Fund

                                        BABSON FUND GROUP,
                                        BUFFALO FUND GROUP,
                                        INVESTORS MARK SERIES FUND, INC.
                                        J&B FUND GROUP

Attest:  /s/Martin A. Cramer            By:  /s/P. Bradley Adams
-------------------------------------
                                        ------------------------------------

                                        Name:  P. Bradley Adams
                                        ------------------------------------

                                        Title:  Vice President and
                                        Treasurer
                                        ------------------------------------

                                        Date:  December 15, 2000
                                        ------------------------------------

                                        UMB BANK, N.A.

Attest:                                 By:  /s/Ralph R. Santoro
-------------------------------------
                                        ------------------------------------

                                        Name:  Ralph R. Santoro
                                        ------------------------------------

                                        Title:  Senior Vice President
                                        ------------------------------------

                                        Date:  December 15, 2000
                                        ------------------------------------